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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report: June 4, 2001

                             VISUAL DATA CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)


  FLORIDA                          000-22849                       65-0420146
----------------                 -------------                  ---------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                   Identification
incorporation)                                                      Number)

                              1291 S.W. 29TH AVENUE
                          POMPANO BEACH, FLORIDA 33068
                          -----------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655

                                 NOT APPLICABLE
                                ----------------
          (Former name or former address, if changed since last report)




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Item 2. Acquisition or Disposition of Assets.

         On June 4, 2001, Visual Data Corporation ("VDAT") and Entertainment Digital Network Systems, Inc, ("EDNET") entered into an Agreement and Plan of Merger, dated as of June 4, 2001 (the "Merger Agreement"), which provides, among other things that, upon the terms and subject to the conditions thereof, EDNET will merge with a wholly- owned subsidiary of VDAT (the "Merger Subsidiary") to be formed solely for purposes affecting such Merger (the "Merger"). EDNET will be the surviving corporation in the Merger. In the Merger all outstanding shares of common stock of EDNET shall be converted with the right to receive one share of VDAT common stock for each ten shares of EDNET common stock.

         The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto.

Item 7: Financial Statements, Pro Forma Financial Statements and Exhibits

                  (c)      Exhibits.

Exhibit No.           Description
-----------           -----------

10.1 Merger Agreement dated June 4, 2001 between Visual Data Corporation, Entertainment Digital Network Systems, Inc. and Visual Data San Francisco, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2001                            By: /s/ Randy S. Selman
                                                  -----------------------------
                                                  Randy S. Selman, President

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